===============================================================================

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                   FORM 8-K/A


                       AMENDMENT NO. 2 TO CURRENT REPORT


                       Pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act of 1934


                                JANUARY 1, 1997
                ------------------------------------------------
                Date of Report (date of earliest event reported)

                             METAL MANAGEMENT, INC.
-------------------------------------------------------------------------------
             (Exact name of Registrant as specified in its charter)

       Delaware                                 114836                         94-2835068
---------------------------------------------------------------------------------------------------------
(State or other jurisdiction of         (Commission File Number)      (I.R.S. Employer Identification No.)
incorporation or organization)


                         500 DEARBORN STREET, SUITE 405
                            CHICAGO, ILLINOIS 60610
                ------------------------------------------------
                    (Address of principal executive offices)

      Registrant's telephone number, including area code:  (312) 645-0700







===============================================================================

         This Amendment No. 2 to the Registrant's Current Report on Form 8-K dated January 1, 1997 (the "Form 8-K") is being filed for the purpose of amending the information previously reported in Item 7(b) in the Form 8-K/A filed on March 17, 1997.


ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

(a)      Financial Statements of Businesses Acquired.

         (1) The following audited financial statements of the MacLeod Companies were attached to the Form 8-K dated January 1, 1997:

                 1.       Report of Independent Public Accountants.
                 2. Consolidated Statements of Income for the years ended June 30, 1996, 1995 and 1994.
                 3.       Consolidated Balance Sheets as of June 30, 1996 and
                          1995.
                 4. Consolidated Statements of Stockholders Equity for the years ended June 30, 1996, 1995 and 1994.
                 5. Consolidated Statements of Cash Flows for the years ended June 30, 1996, 1995 and 1994.
                 6.       Notes to Financial Statements.

         (2) The following updated, unaudited financial statements are attached hereto as Exhibit 99.3.

                 1. Consolidated Balance Sheets as of December 31, 1996 and 1995.
                 2. Consolidated Statements of Income for the six months ended December 31, 1996 and 1995.
                 3. Consolidated Statements of Cash Flows for the six months ended December 31, 1996 and 1995.
                 4.       Notes to Financial Statements.

(b)      Pro Forma Financial Information

         (1) The following updated, unaudited pro forma financial statements are attached hereto as Exhibit 99.4.

                 1.       Introduction to Pro Forma Financial Information.
                 2. Unaudited Pro Forma Combined Condensed Statement of Operations for the year ended March 31, 1996.
                 3.       Notes to Pro Forma Financial Information as of March
                          31, 1996.
                 4. Unaudited Pro Forma Combined Condensed Statement of Operations for the nine months ended December 31, 1996.
                 5. Unaudited Pro Forma Combined Condensed Balance Sheet as of December 31, 1996.
                 6. Notes to Unaudited Pro Forma Financial Information as of December 31, 1996.

(c)      Exhibits.

         2.1* Acquisition Agreement by and among the Registrant; MMI Acquisition, Inc. a California corporation and wholly owned subsidiary of the Registrant, Metal Management Realty, Inc., an Arizona corporation and a wholly owned subsidiary of the Registrant, California Metals Recycling, Inc., a California corporation ("CA Metals"), Firma, Inc., a California corporation ("Firma"), MacLeod Metals Co., a California corporation ("MacLeod Metals"), Firma Plastic Co., Inc., a California corporation ("Plastics"), Trojan Trading Co., a California corporation (together with Firma, CA Metals, MacLeod Metals and Plastics, the "MacLeod Companies"), Ian MacLeod, an individual and shareholder of each of the MacLeod Companies, Marilyn MacLeod, an individual shareholder of each of the MacLeod Companies and the MacLeod Family Trust dated January 30, 1993.

         23.1*   Consent of Price Waterhouse LLP.

         99.1* Audited Consolidated Financial Statements of the MacLeod Companies as of June 30, 1996 and 1995 and for the fiscal years ended June 30, 1996, 1995 and 1994.

         99.2* Manually signed report of Price Waterhouse LLP relating to the Consolidated Financial Statements for the MacLeod Companies as of June 30, 1996 and 1995, and for the fiscal years ended June 30, 1996, 1995 and 1994.

         99.3 Unaudited Consolidated Financial Statements of the MacLeod Companies as of December 31, 1996 and 1995, and for the six months ended December 31, 1996 and 1995.

         99.4 Unaudited Pro Forma Combined Condensed Financial Statements giving effect to the merger of the Registrant, HouTex and the MacLeod Companies as of December 31, 1996, and for the nine months ended December 31, 1996 and for the year ended March 31, 1996.

----------
* Previously filed as an exhibit to Registrant's Form 8-K dated January 1, 1997, filed January 15, 1997.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                      METAL MANAGEMENT, INC.


Dated  May 1, 1997                    By: /s/ Robert C. Larry
                                         --------------------------------------
                                      Robert C. Larry
                                      Vice President and Chief Financial Officer

                                 EXHIBIT INDEX



   Exhibit No.    Description
   -----------    ----------------------------------------------------------------------------------------------
            2.1*  Acquisition Agreement by and among the Registrant; MMI Acquisition, Inc. a California corporation and wholly owned subsidiary of the Registrant, Metal Management Realty, Inc., an
                  Arizona corporation and a wholly owned subsidiary of the Registrant, California Metals
                  Recycling, Inc., a California corporation ("CA Metals"), Firma, Inc., a California corporation
                  ("Firma"), MacLeod Metals Co., a California corporation ("MacLeod Metals"), Firma Plastic Co.,
                  Inc., a California corporation ("Plastics"), Trojan Trading Co., a California corporation
                  (together with Firma, CA Metals, MacLeod Metals and Plastics, the "MacLeod Companies"), Ian
                  MacLeod, an individual and shareholder of each of the MacLeod Companies, Marilyn MacLeod, an individual shareholder of each of the MacLeod Companies and the MacLeod Family Trust dated
                  January 30, 1993.

           23.1*  Consent of Price Waterhouse LLP.
           99.1*  Audited Consolidated Financial Statements of the MacLeod Companies as of June 30, 1996 and
                  1995 and for the fiscal years ended June 30, 1996, 1995 and 1994.

           99.2*  Manually signed report of Price Waterhouse LLP relating to the Consolidated Financial
                  Statements for the MacLeod Companies as of June 30, 1996 and 1995, and for the fiscal years ended June 30, 1996, 1995 and 1994.

           99.3   Unaudited Consolidated Financial Statements of the MacLeod Companies as of December 31, 1996
                  and 1995, and for the six months ended December 31, 1996 and 1995.

           99.4   Unaudited Pro Forma Combined Condensed Financial Statements giving effect to the merger of the
                  Registrant, HouTex Metals Company, Inc. and the MacLeod Companies as of December 31, 1996, and
                  for the nine months ended December 31, 1996 and for the year ended March 31, 1996.

----------
* Previously filed as an exhibit to Registrant's Form 8-K dated January 1, 1997, filed January 15, 1997.

Exhibit 99.3 - Unaudited Consolidated Financial Statements of the MacLeod Group

                                THE MACLEOD GROUP
                           CONSOLIDATED BALANCE SHEETS
                                 (IN THOUSANDS)
                                   (UNAUDITED)

                                                                                  DECEMBER 31,       DECEMBER 31,
                                                                                      1996              1995

                                   ASSETS
CURRENT ASSETS:
   Cash and cash equivalents  . . . . . . . . . . . . . . . . . . . . . . .         $      460         $      731
                                                                                    ----------         ----------
   Accounts receivable, net   . . . . . . . . . . . . . . . . . . . . . . .              2,336              2,060
   Inventories (Note 2)   . . . . . . . . . . . . . . . . . . . . . . . . .              2,853              2,611

   Prepaid expenses & other current assets  . . . . . . . . . . . . . . . .                 61                386
   Deferred taxes (Note 7)  . . . . . . . . . . . . . . . . . . . . . . . .                264                482
                                                                                    ----------         ----------
       Total current assets . . . . . . . . . . . . . . . . . . . . . . . .              5,974              6,270
Property and equipment, net (Note 3)  . . . . . . . . . . . . . . . . . . .                587                545
Restricted cash . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                166                156
Other assets  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                 57                355
                                                                                    ----------         ----------
       TOTAL ASSETS                                                                 $    6,784         $    7,326
                                                                                    ==========         ==========



                     LIABILITIES AND STOCKHOLDERS EQUITY
CURRENT LIABILITIES:
   Current portion of debt (Notes 5 & 6)  . . . . . . . . . . . . . . . . .        $       865         $    1,015
   Accounts payable and accrued expenses (Note 4)   . . . . . . . . . . . .              1,177              1,125
   Income taxes payable (Note 7)  . . . . . . . . . . . . . . . . . . . . .                107                 35
                                                                                    ----------         ----------
       Total current liabilities                                                         2,149              2,175
Deferred taxes (Note 7) . . . . . . . . . . . . . . . . . . . . . . . . . .                303                499

Long term debt, less current (Note 6) . . . . . . . . . . . . . . . . . . .                337                393
                                                                                    ----------         ----------
       TOTAL LIABILITIES  . . . . . . . . . . . . . . . . . . . . . . . . .              2,789              3,067
                                                                                    ----------         ----------
Commitments and contingencies (Note 9)
STOCKHOLDERS EQUITY:
   Common stock (Note 8)  . . . . . . . . . . . . . . . . . . . . . . . . .                 57                 57
   Retained Earnings  . . . . . . . . . . . . . . . . . . . . . . . . . . .              3,938              4,202
                                                                                    ----------         ----------
       TOTAL STOCKHOLDERS EQUITY  . . . . . . . . . . . . . . . . . . . . .              3,995              4,259
                                                                                    ----------         ----------
          TOTAL LIABILITIES AND STOCKHOLDERS EQUITY   . . . . . . . . . . .         $    6,784         $    7,326
                                                                                    ==========         ==========





                           See accompanying footnotes

                               THE MACLEOD GROUP
                       CONSOLIDATED STATEMENTS OF INCOME
                                 (IN THOUSANDS)
                                  (UNAUDITED)

                                                                              SIX MONTHS ENDED    SIX MONTHS ENDED
                                                                              DECEMBER 31, 1996   DECEMBER 31, 1995
                                                                              -----------------   -----------------
Revenues  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       $     15,598       $     17,153
Costs and expenses:
   Cost of sales and other operating expenses   . . . . . . . . . . . . . .             14,633             17,077
   Selling, general and administrative expenses   . . . . . . . . . . . . .              1,077              1,236
                                                                                  ------------       ------------
                                                                                        15,710             18,313
                                                                                   -----------        -----------
Loss from operations                                                                      (112)            (1,160)
Other income (expense):
       Interest income  . . . . . . . . . . . . . . . . . . . . . . . . . .                 67                  6
       Interest expense . . . . . . . . . . . . . . . . . . . . . . . . . .                (41)               (79)
       Other  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                (29)               131
                                                                                  -------------      ------------
Loss before income taxes  . . . . . . . . . . . . . . . . . . . . . . . . .               (115)            (1,102)
Provision (benefit) for income tax  . . . . . . . . . . . . . . . . . . . .                (39)              (314)
                                                                                  -------------       ------------
Net loss  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       $        (76)       $      (788)
                                                                                  =============       ============





                           See accompanying footnotes

                               THE MACLEOD GROUP
                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)
                                  (UNAUDITED)

                                                                                 SIX MONTHS         SIX MONTHS
                                                                               ENDED 12/31/96     ENDED 12/31/95
                                                                               --------------     --------------
OPERATING ACTIVITIES:
   Net loss   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      $         (76)    $         (788)
   Adjustment to reconcile net loss to net cash used in operating activities:
       Depreciation and amortization  . . . . . . . . . . . . . . . . . . .                101                187
       Deferred income taxes  . . . . . . . . . . . . . . . . . . . . . . .               (115)              (246)
       (Increase) decrease in current assets:
          Accounts receivable   . . . . . . . . . . . . . . . . . . . . . .                (99)              (265)

          Inventories   . . . . . . . . . . . . . . . . . . . . . . . . . .               (146)            (1,317)
          Prepaid expenses and other assets   . . . . . . . . . . . . . . .                (55)              (380)
       Increase (decrease) in current liabilities:
          Accounts payable and accrued expenses   . . . . . . . . . . . . .                165                648
          Income taxes payable  . . . . . . . . . . . . . . . . . . . . . .               (206)              (619)
                                                                                  -------------    ---------------
   Net cash used in operating activities  . . . . . . . . . . . . . . . . .               (431)            (2,780)

INVESTING ACTIVITIES:
   Purchase of property and equipment   . . . . . . . . . . . . . . . . . .               (148)               (14)
   Proceeds from sale of equipment  . . . . . . . . . . . . . . . . . . . .                 30                  0
   Collection on note receivable  . . . . . . . . . . . . . . . . . . . . .                815                  0
                                                                                  ------------   ----------------

       Net cash provided by (used in) investing activities                                 697                (14)

FINANCING ACTIVITIES:
   Distribution to shareholders   . . . . . . . . . . . . . . . . . . . . .               (125)                 0
   Net borrowings on line of credit   . . . . . . . . . . . . . . . . . . .                  0                950
   Repayment of long-term debt  . . . . . . . . . . . . . . . . . . . . . .                (15)               (32)
   Repayment of note payable to stockholder   . . . . . . . . . . . . . . .               (160)                 0
                                                                                   ------------   ---------------
       Net cash provided by (used in) financing activities  . . . . . . . .               (300)               918

NET DECREASE IN CASH AND CASH EQUIVALENTS                                                  (34)            (1,876)

CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD                                             494              2,607
                                                                                    ----------      -------------

CASH AND CASH EQUIVALENTS, END OF PERIOD                                          $        460      $         731
                                                                                  ============      =============

SUPPLEMENTAL CASH FLOW INFORMATION:

   Cash paid during the period for:
       Interest . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       $         38       $         72
       Income taxes . . . . . . . . . . . . . . . . . . . . . . . . . . . .       $         57       $        451

                           See accompanying footnotes
                               THE MACLEOD GROUP
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                       (UNAUDITED, DOLLARS IN THOUSANDS)


NOTE 1 - THE COMPANY AND ITS SIGNIFICANT ACCOUNTING POLICIES:

THE COMPANY

The MacLeod Group (the Company) is a group of entities under common control that are primarily engaged in the recycling of both ferrous and non-ferrous metals, and other recycled materials, including glass, plastic and various scrap materials. The Company's processing facility is located in South Gate, California. The Company also operates several collection centers within the metropolitan Los Angeles area. The Company sells the majority of its scrap metal to customers in the United States. The MacLeod Group consists of five companies under common ownership, which are as follows:

MacLeod Metals Co., which began operations on July 1, 1969, is engaged in recovery of tin from "tin plate" and production of shredded steel scrap for use as precipitation iron by the copper mining industry. MacLeod Metals also provides management services and financial support to the four related companies in the group.

Trojan Trading Co., which began operations on July 1, 1991, is primarily involved in buying scrap communications and power cable from public utility companies and other manufacturers. Trojan Trading provides processing through related parties within the MacLeod Group and markets the finished product locally and internationally through trading and broker relationships.

Firma, Inc., which began operations in 1983, provides chopping services to scrap metal dealers and other companies within the MacLeod group.

Firma Plastic Co., Inc., which began operations in 1991, recycles plastic and rubber insulation cable jackets removed from communications and power cable during recovery of copper and aluminum scrap.

California Metals Recycling, Inc., which began operations in 1978, is primarily engaged in the recycling of "California Redemption Value" containers, including aluminum and non-aluminum cans, as well as miscellaneous scrap aluminum, brass, copper, stainless steel, newspaper and other recyclable items.

The Company entered into a letter of intent dated as of August 6, 1996, as amended, whereby Metal Management, Inc. (MTLM), formerly General Parametrics Corporation, would acquire all of the Company's outstanding stock in exchange for approximately 725,000 shares of MTLM common stock, warrants to purchase 175,000 shares of MTLM common stock and $7,100 ($6,600 of which was in the form of promissory notes). The transaction was approved by MTLM's board of directors on December 27, 1996. The closing of the transaction was effective January 1, 1997.

PRINCIPLES OF CONSOLIDATION/FINANCIAL STATEMENTS

The accompanying consolidated financial statements include the accounts of the entities under common control that comprise the Company. These financial
statements have not been audited by independent accountants.   However, in the
opinion of management, all necessary adjustments, consisting only of normal, recurring adjustments necessary for a fair statement of the results of operations for the interim periods, have been made.

USE OF ESTIMATES

The preparation of financial statements in accordance with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results may differ from these estimates.

CASH, CASH EQUIVALENTS AND RESTRICTED CASH

Cash and cash equivalents include cash on hand, on deposit and highly liquid investments with original maturities of three months or less. Restricted cash represents funds on deposit with an outside lender related to outstanding current borrowings. These funds are not legally restricted from withdrawal.

ACCOUNTS RECEIVABLE

Accounts receivable are stated at net realizable value and represent amounts due from customers on product sales. Allowances of $68 and $79, at December 31, 1996 and 1995, respectively, have been provided for amounts not expected to be collected.

INVENTORIES

Inventories consist of ferrous and non-ferrous material, glass and plastic bottles and various other scrap materials and are carried at the lower of average cost or market, on a first-in, first-out basis.

PROPERTY AND EQUIPMENT

Property and equipment are recorded at cost less accumulated depreciation. Depreciation is computed principally using the straight-line method over the estimated useful lives of the assets. The estimated economic lives are as follows:

Trucks and Containers                              3-7 years
Machinery and Equipment                            5-10 years
Office equipment, Trucks and Containers            5-10 years
Plant facilities and Equipment                     3-15 years
Leasehold improvements                             20 years

REVENUE RECOGNITION

The Company recognizes revenue when title passes to the customer, which is generally at the time of shipment.

INCOME TAXES

California Metals Recycling Company, Inc., and Firma Plastics Company, Inc., have each elected S-Corporation status, effective February 1, 1988, and January 1, 1993, respectively. The income and loss generated by a S-Corporation is subject to federal and state tax at the shareholder level rather than the entity level. Accordingly, no federal or state income tax provision (benefit) has been recorded in the consolidated financial statements for these entities.

Firma, Inc., Trojan Trading Company, and MacLeod Metals Company are each C-Corporations. In addition to a provision (benefit) for federal and state income taxes payable, the provision (benefit) recorded within the consolidated financial statements for the six-month periods ending December 31, 1996 and 1995, includes amounts for deferred income taxes resulting from changes between the tax basis of assets and liabilities and their reported amounts in the financial statements. The impact of change in tax rates on deferred tax assets and liabilities will be recognized as income or expense in the period in which the change is enacted.

NOTE 2 - INVENTORIES:

Inventories consist of the following:

                                                          December 31, 1996       December 31, 1995
                                                          -----------------       -----------------
 Non-ferrous material                                         $  2,684                  $ 2,482
 Other material                                                    169                      129
                                                              --------                  -------
                                                              $  2,853                  $ 2,611
                                                              ========                  =======


NOTE 3 - PROPERTY AND EQUIPMENT:

Property and equipment consist of the following:

                                                              December 31, 1996         December 31, 1995
                                                              -----------------         -----------------
 Plant equipment                                               $         2,557           $          3,551
 Plant facilities and improvements                                         871                        871
 Vehicles                                                                  348                        373
 Office equipment                                                           74                         72
                                                               ---------------           ----------------
                                                                         3,850                      4,867
 Less:  accumulated depreciation                                        (3,263)                    (4,322)
                                                               ---------------           ----------------
                                                               $           587           $            545
                                                               ===============           ================


NOTE 4 - ACCOUNTS PAYABLE AND ACCRUED EXPENSES:

Accounts payable and accrued expenses consist of the following:

                                            December 31, 1996            December 31, 1995
                                            -----------------            -----------------
 Trade accounts payable                          $      1,140                 $      1,011
 Accrued expenses                                          37                          114
                                                 ------------                 ------------

                                                 $      1,177                 $      1,125
                                                 ============                 ============


NOTE 5 - LINES OF CREDIT:

The entities that comprise the Company have various revolving lines of credit with commercial lenders that provide for an aggregate of $1,400 of revolving credit at interest rates that range from 0% to 2 1/2% in excess of the lenders prime rate. The lines are unsecured, and no commitment fees are paid on the unused portion of the lines of credit.

At December 31, 1996 and 1995, the balances outstanding under the line of credit were $800 and $950, respectively. A provision of the related covenants requires that a cash balance of $400 be maintained by the Company with the lenders. The maintenance of this balance secures the Company a lower interest rate. These funds are not restricted by the lending institution from withdrawal; however, if the average quarterly balance is not at least equal to this amount, the Company is subject to an additional charge equal to the $400 less the shortfall multiplied by 110% of the effective interest rate. At December 31, 1996 and 1995, the Company was in compliance with this covenant.

NOTE 6 - LONG-TERM DEBT:

Long term debt consists of the following:

                                                 December 31, 1996                     December 31, 1995
                                                 -----------------                     -----------------
 Long-term debt                                      $        402                          $        458
 Less:  current portion                                       (65)                                  (65)
                                                     ------------                          ------------
 Total long-term debt                                $        337                          $        393
                                                     ============                          ============

In 1981, the Company received financing from the proceeds of the issuance of Pollution Control Bonds by the State of California. The loan is payable in monthly installments plus interest that varies from 4% to 6%. The underlying loan agreements are guaranteed by the Small Business Association (SBA) and require monthly base loan payments in amounts necessary to fund annual redemption and interest. Funds received in excess of current interest and principal reductions accumulate for the benefit of the Company in a restricted cash account. In addition, a deposit is maintained equal to three months of base loan payments plus interest earned. The Company's plant and equipment are security for the indebtedness.

As of December 31, 1996, long-term debt is scheduled to mature during fiscal years ending December 31 as follows:

                              1997                                 $         65
                              1998                                           75
                              1999                                           75
                              2000                                           80
                              2001                                           85
                              Thereafter                                     22
                                                                   ------------
                                                                   $        402
                                                                   ============

NOTE 7 - INCOME TAXES:

The (benefit) provision for income taxes consists of the following for the six months ended:

                                                 December 31, 1996                     December 31, 1995
                                                 -----------------                     -----------------
 Current:
      Federal                                          $       73                          $       (155)
      State                                                    34                                   (69)
                                                       ----------                          ------------
                                                              107                                  (224)
 Deferred:
      Federal                                                (110)                                  (90)
      State                                                   (36)                                   (0)
                                                       ----------                          ------------
                                                             (146)                                  (90)
                                                       ----------                          ------------
           Total                                       $      (39)                         $       (314)
                                                       ==========                          ============


Deferred income tax assets (liabilities) consist of the following:

                                                 December 31, 1996                     December 31, 1995
                                                 -----------------                     -----------------
 Deferred tax assets -
 Book vs. state tax depreciation                     $         10                          $         20
 Section 267 expenses deductible
       when paid                                              238                                   445
                                                      -----------                           -----------
                                                              248                                   465
                                                      -----------                           -----------
 Deferred tax liabilities -
 Cash tax to accrual book
       adjustment                                            (303)                                 (499)
                                                      ------------                          ------------
    Net deferred tax liability                       $        (55)                         $        (34)
                                                     =============                         =============

Income tax (benefit) provision as reflected in the consolidated statement of income differs from amounts computed by applying the statutory federal corporate tax rate to income before income taxes as follows for the six months ending December 31, 1996:

 Income tax (benefit) provision
    at statutory rate                                 $       (39)
 State income tax, net of
       federal tax benefit                                     (7)
 Other                                                          7
                                                      -----------
                                                      $       (39)
                                                      ===========

As described in NOTE 1, certain entities that comprise the Company have elected S-Corporation status, under which the income or loss of the entity is subject to federal and state tax at the shareholder level rather than the entity level.

The Company uses depreciable lives and methods under federal income tax guidelines for financial reporting purposes, and therefore does not typically generate deferred taxes related to fixed assets. The net deferred tax liability is the result of temporary differences resulting from one of the entities within the Company that uses the cash method for income tax purposes.

NOTE 8 - STOCKHOLDERS' EQUITY:

The MacLeod Group consists of five companies with separate shares of common stock, which are as follows:

MacLeod Metals Co. has authorized 250 shares of common stock at $.1 par value. At December 31, 1996, 250 shares were issued and outstanding.

Trojan Trading Co. has authorized 100 shares of common stock at no par value. At December 31, 1996, 100 shares were issued and outstanding.

Firma, Inc. has authorized 50,000 shares of common stock at no par value. At December 31, 1996, 1,000 shares were issued and 750 shares were outstanding.

Firma Plastic Co., Inc. has authorized 100 shares of common stock at no par value. At December 31, 1996, 100 shares were issued and outstanding.

California Metals Recycling, Inc. has authorized 100,000 shares of common stock at no par value. At December 31, 1996, 5,000 shares were issued and outstanding.

NOTE 9 - COMMITMENTS AND CONTINGENCIES:

The company leases land, vehicles and equipment under noncancelable operating lease agreements. The leases expire at various dates through January 1998. As of December 31, 1996, future minimum lease payments under these agreements for fiscal years ending December 31 are as follows:


 1997                                                   $     460
 1998                                                          32
                                                        ---------
                                                        $     492
                                                        =========

Rent expense totaled $203 and $220 for the six months ended December 31, 1996 and 1995, respectively.

NOTE 10 - RELATED PARTY TRANSACTIONS:

Some of the Company's leases are with its shareholders for land and buildings at the Company's South Gate location. Related rental expense was $ 186 for both the six-month periods ending December 31, 1996 and 1995, respectively.

NOTE 11 - FAIR VALUE OF FINANCIAL INSTRUMENTS:

Fair value of the financial instruments disclosed herein is not necessarily representative of the amount that could be realized or settled, nor does the fair value amount consider the tax consequences of realization or settlement. The following table summarizes financial instruments by individual balance sheet account for the Company at December 31, 1996:


                                                  Carrying Amount                          Fair Value
                                                  ---------------                          ----------
 Financial assets:
 Cash and cash equivalents                             $      460                           $       460
 Trade accounts receivable                                  2,336                                 2,336
 Restricted cash                                              166                                   166
                                                       ----------                           -----------
 Total financial assets                                $    2,962                           $     2,962
                                                       ==========                           ===========

 Financial liabilities:
 Accounts payable                                           1,141                                 1,141
 Long-term debt (including current)                         1,202                                 1,212
                                                       ----------                           -----------
 Total financial liabilities                           $    2,343                           $     2,253
                                                       ==========                           ===========

Fair value of financial instruments classified as current assets or liabilities approximates carrying value due to the short-term maturities of the instruments. Fair value of long-term debt instruments is based on market prices where available or current borrowing rates available for financing with similar terms and maturities.

NOTE 12 - CONCENTRATION OF CREDIT RISK AND MAJOR CUSTOMERS:

The majority of the Company's business activity is conducted with scrap metal recyclers located within the United States. At December 31, 1996 and 1995, the Company's receivables from companies in the scrap metal recycling industry were approximately $792 and $707, respectively.

The Company's three largest customers, on a combined basis, represented 49% and 43% of revenues for the six months ended December 31, 1996 and 1995, respectively. The Company's single largest customer represented 27% and 16% of revenues for the six months ended December 31, 1996 and 1995, respectively.

Exhibit 99.4 - Unaudited Pro Forma Combined Condensed Financial Statements

                        PRO FORMA FINANCIAL INFORMATION



This Amendment No. 2 is being filed in order to restate the unaudited pro forma combined condensed statement of operations for the nine months ended December 31, 1996; and the unaudited pro forma combined condensed balance sheet as of December 31, 1996. The Company disclosed that an accounting error was discovered at its EMCO Recycling Corporation ("EMCO") subsidiary. As a result, the Company amended its Form 10-Q's for the quarters ended September 30, 1996, and December 31, 1996. As such, the following pro forma financial information as of and for the nine months ended December 31, 1996, has been restated to reflect the effect of the accounting error.


The acquisitions of MacLeod Metals Group (MacLeod) and HouTex Metals Company (HouTex) by Metal Management Inc. (MTLM) were completed on January 1, 1997, and January 7, 1997, respectively.

The following unaudited pro forma combined condensed statements of operations do not reflect the operating results from discontinued operations. As previously disclosed, the discontinued operations include the Spectra*Star printer and consumables business, which was sold during the first quarter of fiscal 1997, and the VideoShow and related product lines business, which was discontinued during the fourth quarter of fiscal 1995 and sold during the third quarter of fiscal 1997.

The unaudited pro forma combined condensed statements of operations give effect to the mergers and acquisitions involving MTLM, MacLeod and HouTex for the twelve months ended March 31, 1996, and the nine months ended December 31, 1996, using the purchase method of accounting as if the mergers and acquisitions had occurred on April 1, 1995, and April 1, 1996, respectively, and by giving effect to the pro forma adjustments described below.

MTLM's statement of operations for the twelve months ended March 31, 1996, does not include the results of EMCO Recycling Corp. (EMCO), as the EMCO merger was not completed until April 11, 1996. Therefore, EMCO's results for the twelve months ended March 31, 1996, were also combined using the purchase method of accounting as if the merger had occurred on April 1, 1995. MTLM's statement of operations for the nine months ended December 31, 1996, includes the results of EMCO.

The following unaudited pro forma combined condensed balance sheet presents the combined financial position of MTLM, MacLeod and HouTex as of December 31, 1996, assuming the mergers and acquisitions occurred as of December 31, 1996, were accounted for using the purchase method and include the pro forma adjustments described below. The excess of the acquisition costs over the book value of the net assets to be acquired has been allocated to goodwill, based on the Company's estimate of the fair value of the net assets to be acquired.
Such allocation of the purchase price may change upon the final determination of the fair value of assets acquired (including other intangibles) and liabilities assumed.

The unaudited pro forma combined condensed financial information does not purport to represent what the combined Company's results of operations would have been had the mergers and acquisitions occurred on the dates indicated or for any future period or date.


The pro forma financial information should be read in conjunction with the third quarter financial statements and notes thereto for MTLM, which appear on the Quarterly Report on Form 10-Q for the quarter ended December 31, 1996, filed on February 11, 1997; and the related Form 10-Q/A being filed simultaneously herewith. The pro forma financial information should also be read in conjunction with historical audited financial statements and notes thereto for MacLeod and HouTex that appear on the Reports on Form 8-K dated January 1, 1997, and January 7, 1997, respectively, and the related Forms 8-K/A filed on March 17, 1997, and also interim financial statements and notes that appear elsewhere in this Form 8-K amendment.

              PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS
                        (IN THOUSANDS, EXCEPT SHARE DATA)
                                   (UNAUDITED)


                                                                                         MTLM AND
                                                             EMCO 12                       EMCO        HOUTEX 12    MACLEOD 12
                                              MTLM 12        MONTHS                    COMBINED 12      MONTHS        MONTHS
                                           MONTHS ENDED       ENDED       PRO FORMA     MO. ENDED        ENDED         ENDED
                                              3/31/96        3/31/96     ADJUSTMENTS     3/31/96        3/31/96      3/31/96
                                              -------        -------     -----------     -------        -------      -------
 Revenues from continuing operations         $    --       $ 68,616       $  --         $ 68,616      $ 14,808      $ 33,980
 Costs and expenses:
    Cost of sales and other operating
    expenses                                      --         54,515          --           54,515         9,711        30,942

    Selling, general and administrative
    expenses                                   1,157         12,603         (60)(1)       14,109         4,895         2,209

                                                  --             --         239(1)                          --            --
                                                  --             --         170(1)            --            --            --
                                             -------        -------     -------        ---------        ------       -------
                                               1,157         67,118         349           68,624        14,606        33,151
                                             -------        -------     -------        ---------        ------       -------
 Income (loss) from continuing
 operations                                   (1,157)         1,498        (349)              (8)          202           829

 Other income (expense)
    Interest Income                              322             23        (103)(3)          242            14            39
    Interest expense                               0         (1,491)        (86)(2)       (1,577)         (319)         (109)

    Other                                                       114                          114           235           151
                                             -------        -------     -------        ---------        ------       -------

 Income (loss) from continuing
 operations before income taxes                 (835)           144        (538)          (1,229)          132           910

 Provision (benefit) for income tax             (381)            48        (109)(4)         (442)          130           561
                                             -------        -------     -------        ---------        ------       -------



 Net income (loss) from continuing
 operations                                  $  (454)       $    96     $  (429)       $    (787)       $    2       $   349
                                             =======        =======     =======        =========        ======       =======


 Net income (loss) per share from              (0.08)          9.60                        (0.08)         0.10         56.29
 continuing operations:

 Weighted average number of shares
 outstanding                               5,870,000         10,000                    9,370,000        20,000         6,200





                                                                      PROFORMA
                                                                     COMBINED12
                                                                       MONTHS
                                                     PRO FORMA         ENDED
                                                     ADJUSTMENTS       3/31/96
                                                     -----------       -------
 Revenues from continuing operations                    $  --       $117,404
 Costs and expenses:
    Cost of sales and other operating
    expenses                                              --          95,168

    Selling, general and administrative
    expenses                                             167 (5)      21,968

                                                         115 (6)
                                                         473 (10)         --
                                                    --------       ---------
                                                         755         117,136
                                                    --------       ---------
 Income (loss) from continuing
 operations                                             (755)            268

 Other income (expense)
    Interest Income                                     (130) (9)        165
    Interest expense                                    (399) (7)     (3,172)
                                                        (768) (8)
    Other                                                                500
                                                    --------       ---------

 Income (loss) from continuing
 operations before income taxes                       (2,052)         (2,239)

 Provision (benefit) for income tax                   (1,055)(11)       (806)
                                                    --------       ---------



 Net income (loss) from continuing
 operations                                         $   (997)      $  (1,433)
                                                    ========       =========


 Net income (loss) per share from                                      (0.14)
 continuing operations:

 Weighted average number of shares
 outstanding                                                      10,570,000








           See accompanying notes to pro forma financial information.

                    NOTES TO PRO FORMA FINANCIAL INFORMATION

The pro forma condensed statement of operations for the year ended March 31, 1996, is based on the following assumptions and adjustments:

(1) Reflects the reversal of EMCO's amortization of goodwill from prior acquisitions and recording amortization of goodwill ($239,000) and other intangible assets ($170,000) arising upon MTLM's acquisition of EMCO as if the acquisition had occurred on April 1, 1995. The amortization periods used for goodwill and other intangibles were 40 years and 10 years, respectively.

(2) MTLM acquired from a beneficiary of Harold Rubenstein for $150,000 in cash and $950,000 9% notes payable due in three years, two parcels of real estate on which certain operations of Ellis Metals are located. Adjustment represents interest expense on the $950,000 notes.


(3) Adjustment to reduce interest income for the payment of $2,050,000 cash consideration and related transaction costs as if the acquisitions of EMCO and the two parcels of real estate on which certain of Ellis Metals' operations are located had occurred on April 1, 1995.


(4) Adjustment to income tax provision to reflect the combined results of operations of MTLM and EMCO.

(5) Adjustment made to reflect amortization of goodwill related to HouTex as if the acquisition had occurred on April 1, 1995. The amortization period used for goodwill was 40 years.

(6) Adjustment made to reflect amortization of goodwill related to MacLeod as if the acquisition had occurred on April 1, 1995. The amortization period used for goodwill was 40 years.

(7) MTLM issued 6% notes payable to Mike and Zalman Melnik ($1,655,268 due April 30,1997) and Clend Investment Holdings ($5,000,000 due June 30, 1997 ), in partial consideration for all the outstanding shares of HouTex Common Stock. Adjustment represents interest expense on these notes.

(8) MTLM issued 8% $6,600,000 notes payable to Ian and Marilyn MacLeod in partial consideration for all the outstanding shares of MacLeod Common Stock. The notes have due dates ranging from March 14, 1997, to January 1, 2002. Notes payable in the principal amount of $3,000,000 with an annual interest rate of 8% were also issued to Ian and Marilyn MacLeod in partial consideration for two parcels of real estate on which certain MacLeod operations are located. Adjustments represents interest expense on the notes.

(9) Adjustment to reduce interest income for the payment of $1,120,000 and $1,488,000 cash consideration and related transaction costs for HouTex and MacLeod, respectively, as if the acquisition had occurred on April 1, 1995.

(10) Adjustment made to increase depreciation expense related to the write-up of fixed assets to fair market value for MacLeod ($159,000) and HouTex ($314,000). The write-up of fixed assets to fair market value was depreciated over an average useful life of 7 years for pro forma purposes.

(11) Adjustment to income tax provision to reflect the combined results of operations of MTLM, EMCO, HouTex and MacLeod.

NOTE:
Cost of goods sold for HouTex for the twelve months ended March 31, 1996, only includes cost of materials.

              PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS
                        (IN THOUSANDS, EXCEPT SHARE DATA)
                                   (UNAUDITED)



                                                                                                    PRO FORMA
                                            MTLM         HOUTEX        MACLEOD                       COMBINED
                                          9 MONTHS      9 MONTHS       9 MONTHS                      9 MONTHS
                                           ENDED          ENDED         ENDED        PRO FORMA        ENDED
                                          12/31/96      12/31/96       12/31/96     ADJUSTMENTS      12/31/96
                                          --------      --------       --------     -----------      --------
 Revenues from continuing operations    $ 40,344       $ 14,707       $ 22,608       $   --         $ 77,659

 Costs and expenses:
    Cost of sales and other
    operating expenses                    37,138         10,495         22,135           --           69,768
    Selling, general and
    administrative expenses                5,127          4,261          1,524          125 (14)      11,536
                                                                                         86 (14)
                                              --             --             --          413 (18)          --
                                        --------       --------       --------       ------         --------

                                          42,265         14,756         23,659          624           81,304


 Loss from continuing operations          (1,921)           (49)        (1,051)        (624)          (3,645)
 Other income (expense)
    Interest Income                          151              0             64          (98)(17)         117
    Interest expense                        (674)          (364)           (54)        (299)(15)      (1,967)
                                              --             --             --         (576)(16)
    Other                                                    85            271                           356
                                        --------       --------       --------       ------         --------

 Loss from continuing operations
 before income taxes                      (2,444)          (328)          (770)      (1,597)          (5,139)

 Provision (benefit) for income tax         (373)          (132)          (272)      (1,073)(19)      (1,850)
                                        --------       --------       --------       ------         --------


 Net loss from continuing operations    $ (2,071)        $ (196)       $  (498)     $  (524)        $ (3,289)
                                        ========         ======        =======      =======         ========
 Net loss per share from continuing
 operations:                               (0.23)         (9.80)        (80.32)                        (0.32)


 Weighted average number of shares
 outstanding                           8,949,000         20,000          6,200                    10,149,000




           See accompanying notes to pro forma financial information.

                   PRO FORMA COMBINED CONDENSED BALANCE SHEET
                                 (IN THOUSANDS)
                                   (UNAUDITED)


                                                     HOUTEX          MACLEOD         PRO FORMA        PRO FORMA
                                MTLM 12/31/96       12/31/96        12/31/96        ADJUSTMENTS       COMBINED
                                -------------       --------        --------        -----------       --------
 ASSETS
 Current Assets:
    Cash and cash equivalents     $   867           $  460          $  460        $  (750) (8)       $ 1,003
                                                                                      (34) (9)
    Accounts receivable, net        4,502            1,208           2,336            (92) (12)        7,954
    Inventories                     1,549            3,532           2,853             70  (10)        8,004
    Other current assets            3,758              251             326           (824) (9)         2,511
                                                                                   (1,000) (4)
                                   -------          -------         -------        -------            -------
      Total current assets         10,676            5,451           5,975         (2,630)            19,472

 Property and equipment, net        9,122            2,002             587          3,500 (2)         19,552
                                                                                    2,023 (11)
                                                                                    2,318 (10)
 Other assets                          --              159             222             --                381
 Goodwill and other                11,115               --              --          6,693 (1,7,9)     22,412
 intangibles                                                                        4,604 (1,7,9)
                                   -------          -------         -------        -------            -------



      Total assets                $30,913           $7,612          $6,784        $16,508            $61,817
                                  =======           ======          ======        =======            =======

 LIABILITIES AND EQUITY
 Current Liabilities:
    Operating line of credit       $2,539           $3,100          $  800        $    --            $ 6,439
    Accounts Payable                3,447              794           1,177             --              5,418
    Other accrued                     607              948             107          1,997 (13)         3,659
    liabilities
    Current portion of debt         1,093              306              65          6,655 (8)         14,119
                                                                                    6,000 (4)
                                   -------          -------         -------        -------            -------
      Total current liabilities     7,686            5,148           2,149         14,652             29,635

 Long term debt, less
 current                            4,480              815             337          3,600 (4)          8,446
                                                                                     (786)(12)
 Other liabilities                  1,465                              303                             1,768
                                   -------          -------         -------        -------            -------


      Total liabilities            13,631            5,963           2,789         17,466             39,849
                                   -------          -------         -------        -------            -------


 Stockholders equity:
    Common stock and APIC          12,804            1,155              57         (1,212)(6)         17,490
                                                                                    1,669 (1,3)
                                                                                      478 (1,5)
                                                                                    2,327 (1,3)
                                                                                      212 (1,5)
    Retained earnings               4,478              494           3,938         (4,432)(6)          4,478
                                   -------          -------         -------        -------            -------


      Total stockholders equity    17,282            1,649           3,995           (958)            21,968
                                   -------          -------         -------        -------            -------


         Total liabilities
         and stockholders
         equity                    $30,913          $ 7,612         $ 6,784        $16,508            $61,817
                                   =======          =======         =======        =======            =======







           See accompanying notes to pro forma financial information.

                    NOTES TO PRO FORMA FINANCIAL INFORMATION

The pro forma condensed financial statements as of December 31, 1996, are based on the following assumptions and adjustments:

(1) Reflects the issuance of common stock, warrants and cash consideration for HouTex and MacLeod as follows:

                                                                                           HOUTEX          MACLEOD
                                                                                           AMOUNT           AMOUNT
                                                                                          (in 000's)      (in 000's)
                                                                                          ----------      ----------
Cash payment to shareholders                                                               $   750          $ 1,000
Issue 475,000 shares and 725,000 of MTLM Common Stock, respectively                          1,669            2,327
Issue warrants for 250,000 shares of MTLM Common Stock at $4.00 per share                      478             --
Issue warrants for 175,000 shares of MTLM Common Stock between $3.96 to $4.75 per
share                                                                                          --               212

Promissory Notes issued                                                                      6,655            9,600
Cash payment of transaction costs                                                              370              488
                                                                                           -------          -------

Total estimated consideration                                                              $ 9,922          $13,627
                                                                                           =======          =======

   The estimated consideration will be allocated for pro forma purposes as follows:

                                             HOUTEX            MACLEOD
                                             AMOUNT            AMOUNT
                                           (IN 000'S)        (IN 000'S)
                                           ----------        ----------
Current assets                                5,360              6,045
Noncurrent Assets                             4,184              6,627
Current liabilities                          (5,149)            (2,149)
Long-term debts/other liabilities               (29)              (640)
Deferred Taxes                               (1,137)              (860)
Goodwill                                      6,693              4,604
                                           --------           --------

                                           $  9,922           $ 13,627
                                           ========           ========

The above allocation of the estimated consideration is preliminary and may change upon final determination of the fair value of assets acquired and liabilities assumed. Goodwill is being amortized over 40 years.

(2) MTLM acquired from Ian and Marilyn MacLeod two parcels of real estate on which MacLeod operations are located. The consideration given was $500,000 in cash and $3,000,000 of notes payable accruing interest at 8% and due on January 1, 1002.

(3) Reflects the issuance of 475,000 and 725,000 shares of MTLM Common Stock at a weighted average share price of $3.52 and $3.21 per share in partial consideration for all the outstanding shares of HouTex and MacLeod Common Stock, respectively, for a total of $3,996,000. Such price reflects various discounts from the average closing market price per share as quoted on the Nasdaq National Market System during the period January 1, 1997, to January 7, 1997. The discounts reflect, among other things, that none of the shares are currently registered.

(4) Reflects the cash consideration of $500,000, $6,000,000 8% notes payable due on March 14, 1997, which can be extended until May 31, 1997, and $600,000 8% notes payable due on or before January 1, 2002, in partial consideration for all the outstanding shares of MacLeod, and $500,000 in cash and $3,000,000 8% in notes payable due on January 1, 2002, in consideration for two parcels of real estate on which certain MacLeod operations are located. Presented as a reduction of $1,000,000 in other current assets (deposit made on 12/31/96) and an increase of $6,000,000 in short-term debt and $3,600,000 in long-term debt.

(5) Reflects the estimated value of 250,000 warrants to acquire MTLM Common Stock at $4.00 per share in partial consideration for all the outstanding shares of HouTex common stock and the estimated value of 175,000 warrants to acquire MTLM Common Stock between $3.96 and $4.75 per share in partial consideration for all the outstanding shares of MacLeod Common Stock.

(6) Reflects the elimination of HouTex ($1,649,000) and MacLeod ($3,995,000) stockholders equity account.

(7) Reflects the goodwill related to MTLM's acquisition of HouTex ($6,693,000) and MTLM's acquisition of MacLeod ($4,604,000) as if both transactions had occurred on December 31, 1996.

(8) Reflects the cash consideration of $750,000, $1,655,000 6% notes payable due on April 30, 1997, and $5,000,000 6% notes payable due on June 30, 1997, in partial consideration for all the outstanding shares of HouTex Common Stock. Presented as a $750,000 reduction in cash and cash equivalents and a $6,655,000 increase in short-term debt.

(9) Transaction costs for HouTex and MacLeod were estimated to be $858,000 in total. As of December 31, 1996, MTLM has spent and capitalized $824,000 of transaction costs. Difference of $34,000 represents remaining cash to be spent. Presented as a $34,000 reduction in cash and cash equivalents, and a $824,000 reduction in other current assets.

(10) Reflects the write-up of inventory and fixed assets for MacLeod to fair market value.

(11) Reflects the elimination of land and buildings not purchased ($1,136,000) and the write-up of fixed assets ($3,159,000) to fair market value for HouTex. Presented as a net increase to property and equipment.

(12) Reflects the elimination of accounts receivable ($92,000) and elimination of mortgage payable ($786,000) associated with land and buildings not bought from HouTex.

(13) Reflects the deferred tax liability associated with the write-up of fixed assets and inventory over the tax basis of these assets for HouTex and MacLeod. Presented as an increase in other accrued liabilities.

(14) Reflects the recording of amortization of goodwill arising upon MTLM's acquisition of HouTex ($125,000) and MacLeod ($86,000) as if the acquisitions had occurred on April 1, 1996. The amortization period used for goodwill was 40 years.

(15) MTLM issued 6% notes payable to Mike and Zalman Melnik ($1,655,268 due April 30, 1997) and Clend Investment Holdings ($5,000,000 due June 30,
     1997), respectively, in partial consideration for all the outstanding shares of HouTex Common Stock. Adjustment represents interest expense on the notes.

(16) MTLM issued 8% $6,600,000 notes payable to Ian and Marilyn MacLeod in partial consideration for all the outstanding shares of MacLeod Common Stock. The notes have due dates ranging from March 14, 1997, to January 1, 2002. 8% $3,000,000 notes payable were also issued to Ian and Marilyn MacLeod in partial consideration for two parcels of real estate on which certain MacLeod operations are located. Adjustment represents interest expense on the notes.

(17) Adjustment to reduce interest income for the payment of $1,120,000 and $1,488,000 cash consideration and related transaction costs for HouTex and MacLeod, respectively, as if the acquisition had occurred on April 1, 1996.

(18) Adjustment made to increase depreciation expense related to the write-up of fixed assets to fair market value for MacLeod ($189,000) and HouTex ($224,000). The write-up of fixed assets to fair market value was depreciated over an average useful life of 7 years, for pro forma purposes.

(19) Adjustment to income tax provision to reflect the combined results of operations of MTLM, HouTex and MacLeod.

NOTE:
   Cost of goods sold for HouTex for the nine months ended December 31, 1996, only includes cost of materials.